UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

                Date of Report
                (Date of earliest event reported):                  September 21, 2007

              Regal-Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including Zip code)

           (608) 364-8800
(Registrant’s telephone number)

           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                Other Events.

As previously disclosed, on July 30, 2007, Marathon Electric Manufacturing Corporation (“Marathon”), a subsidiary of Regal Beloit Corporation, entered into a settlement agreement with Enron Wind Energy Systems, LLC, Enron Wind Contractors, LLC and Zond Minnesota Construction Company, LLC (collectively, “Enron Wind”) to resolve all matters alleged by Enron Wind in the litigation it filed in 2004 against Marathon involving certain generators sold by Marathon to Enron Wind from 1997 to 1999 (the “Action”).  The settlement agreement was subject to approval by the United States Bankruptcy Court for the Southern District of New York (the “Court”) where each of the Enron Wind entities has consolidated its Chapter 11 bankruptcy petition as part of the Enron Corporation bankruptcy proceedings.

On September 21, 2007, the Court approved the settlement agreement. Under the terms of the settlement agreement, Enron Wind has fully released and discharged Marathon from all claims relating to the Action and, in exchange, Enron Wind will receive a monetary payment.  After contributions from other involved parties, the after-tax impact of Marathon’s portion of the payment under the settlement agreement is approximately $1.15 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION

Date: September 27, 2007	By:	/s/ Paul J. Jones
Paul J. Jones
Vice President, General Counsel and Secretary